Press
Release

Contact:                      Mark E. Patten, Senior Vice President and CFO
     mpatten@ctlc.com
Phone:                         (386) 944-5643
Facsimile:                    (386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED-TOMOKA LAND CO. REPORTS FOURTH QUARTER AND YEAR END 2013 EARNINGS AND ANNOUNCES 2014 GUIDANCE

DAYTONA BEACH, FLORIDA, February 11, 2014. Consolidated-Tomoka Land Co. (NYSE MKT: CTO) the (“Company”) today announced its operating results for the fourth quarter and year ended
December 31, 2013.

SIGNIFICANT ACTIVITIES

Operating results for the quarter ended December 31, 2013 (compared to the same quarter in 2012):

•	Total revenue increased approximately 145.2% to $9.8 million;

•	Net operating income was approximately $3.0 million, an increase of 682.1%;

•	Net income per share was $0.32 versus $0.01; and

•	Net operating loss from Golf Operations was nearly a break-even with a loss of approximately ($16,500), an improvement of 86.3%.

Operating results for the year ended December 31, 2013 (compared to the year ended 2012):

•	Total revenue increased approximately 59.2% to $25.8 million;

•	Net operating income was approximately $6.3 million, an increase of 626.9%;

•	Net income per share was $0.64 versus $0.10;

•	Net operating loss from Golf Operations improved by approximately $475,000 or 53.6%; and

•	The weighted average lease duration of our income property portfolio was 10.1 years compared to 10.6 years as of December 31, 2012.

OTHER HIGHLIGHTS

Other highlights for the year ended December 31, 2013, include the following:

•	Book value increased by approximately $6.0 million, to $120.2 million or $20.53 per share;

•
 Debt totaled approximately $63.2 million, with $33.2 million of available borrowing capacity on our credit facility, and cash totaled approximately $4.9 million. Subsequent to December 31, 2013, the outstanding balance of our credit facility was reduced by $18 million, utilizing proceeds from  the payoff of our commercial mortgage loan investment; and

•
 The funded status of our pension plan, as actuarially determined, changed from a liability of approximately $1.3 million to an asset of approximately $408,000, due primarily to gains in the underlying pension assets, as well as a change in the discount rate.

Income Property Portfolio Update

Property Acquisitions

During the year ended December 31, 2013, the Company acquired a total of nine income properties for approximately $39.5 million with an average remaining lease term of 10.7 years, diversifying into two new states and with three new tenants.

In the fourth quarter of 2013, we continued construction of Williamson Business Park, a 30,720 square-foot flex office property that is adjacent to our similarly sized property at Mason Commerce Park. We have secured the first tenant, Lamar Outdoor Advertising, for approximately 7,700 square feet of office space under a lease of approximately 10 years.

Property Dispositions

During the year ended December 31, 2013, the Company completed the disposition of five non-core income properties for total proceeds of approximately $18.6 million, with an average remaining lease term of 7.1 years, including the following in the fourth quarter:

•
 On December 10, 2013, the Company sold its interest in the 15,120 square-foot building, located in Orlando, Florida, which was leased to Walgreens, for approximately $3.9 million, generating a gain of approximately $487,000.

•
 On December 30, 2013, the Company sold its interest in the 4,128 square-foot building, located in Orlando, Florida, which was leased to PNC Bank, for approximately $3.7 million, generating a gain of approximately $198,000.

At December 31, 2013, the Company owned 35 single-tenant properties in nine states, with an average remaining lease term of approximately 10.1 years. In addition, the Company owns two self-developed flex office properties, with a weighted average occupancy of approximately 86%. In January 2014, we signed a lease for 1,905 square feet bringing the total weighted average occupancy of the flex office properties to 89%.

Commercial Mortgage Loan Update

In August 2013, the Company acquired a $19.6 million performing mortgage loan, with an interest rate of one-month LIBOR plus 450 basis points, collateralized by an upper upscale hotel in Atlanta, Georgia, for approximately $17.5 million, a discount of approximately $2.05 million. On January 6, 2014, the outstanding principal of $19.5 million was paid in full. The Company earned approximately $2.6 million in the five months of this loan investment.

On January 31, 2014, the Company acquired a mezzanine loan secured by the borrowers’ equity interest in an upper upscale hotel in Atlanta, Georgia, that was previously subject to the Company’s first commercial mortgage loan investment.  The Company purchased the $5.0 million performing loan at par. The loan matures in February 2019 and bears a fixed interest rate of 12.00% per annum.

Land Update

During the fourth quarter of 2013, the Company sold three parcels in the following transactions:

•
 Sold 3.405 acres to RaceTrac Petroleum, Inc. (“RaceTrac”) for $1.3 million or approximately $382,000 per acre. The Company recognized a loss on the sale of approximately $244,000, which was attributable to the high basis in the property as this land was repurchased in 2010.

•	Sold 2.02 acres to Intracoastal Bank for $640,000 or approximately $317,000 per acre for a gain of approximately $581,000.

•
 Sold 6.23 acres to CarMax for $1.05 million, or approximately $168,500 per acre, for a loss of approximately $416,000. An impairment loss of approximately $616,000 was recognized on this property during the second quarter of 2013 in connection with a contract to sell 3.21 of the 6.23 acres that did not close. The property was reacquired through foreclosure in 2009.

Financial Results

Revenue
Total revenue for the year ended December 31, 2013, increased 59.2% to approximately $25.8 million, compared to approximately $16.2 million during the same period in 2012. This increase was primarily from an increase of approximately $4.4 million, or 51.6%, in revenue generated by our income properties, an increase of approximately $2.8 million, or 91.9%, in revenue from our real estate operations, approximately $1.7 million in income from our investment in a commercial mortgage loan (including interest earned and the accretion of the discount which we did not have in 2012), and an increase of approximately $569,000, or 12.6%,  in revenue from our golf operations. Revenue from our real estate operations benefited from three land sales totaling approximately 11.7 acres and revenue of approximately $3.0 million, compared to revenue of approximately $1.3 million in the same period in 2012, and increased revenues from our subsurface lease that was amended in September 2013. Total revenues for the quarter-ended December 31, 2013, increased 145.2% to approximately $9.8 million compared to approximately $4.0 million during the same period in 2012. The growth in total revenues during the fourth quarter of 2013, compared to the same period in 2012, reflects an increase of 50.5% in revenue from our income properties, a 477.4% increase in revenue from our real estate operations, primarily resulting from our land transactions which closed in December 2013 and the revenue from our amended subsurface lease, the approximate $1.1 million in income from our investment in the commercial mortgage loan, and the increase in revenue from our golf operations of approximately $254,000.

Net Income
Net income for the year ended December 31, 2013, was approximately $3.7 million, an improvement of 514.7% compared to net income of approximately $599,000 for the same period in 2012. Our results in 2013 benefited from an increase of approximately $9.6 million, or 59.2%, in revenues offset by an increase in our direct cost of revenues of approximately $3.6 million, or 52.3%, which reflect increased costs for two properties acquired in January 2013 under a base-stop lease structure and the higher cost of sales associated with two of our land transactions, which had a higher book basis because the land had been re-acquired by the Company. Our general and administrative costs were lower by approximately 18.0%, or approximately $1.2 million, lower legal costs and stock compensation costs in 2013 and due to a non-cash legal reserve of approximately $723,000 recognized in 2012. Net income for the quarter-ended December 31, 2013, was approximately $1.9 million or $0.32 per share, compared to net income of approximately $62,000, or $0.01 per share, during the same period in 2012.

Semi-Annual Dividend
The Company paid dividends of $0.06 per share in 2013, an increase of 50% from 2012. The Company has paid a dividend every year since 1976.

Full Year 2014 Guidance
The Company is issuing the following guidance for the year ended December 31, 2014, with regard to the Company’s range of estimates for operating results, investment and disposition activity, land sales and leverage:

•	Earnings per share (on a fully diluted basis) $1.00 - $1.10 per share;
•	Acquisition of Income Producing Assets $50 million - $60 million;
•	Target Investment Yields 6% - 9%;
•	Disposition of Non-Core Income Properties $8 million - $10 million;
•	Target Disposition Yields 7.5% - 9.5%;
•	Land Transactions (sales value) $5 million - $10 million; and
•	Leverage Target < 40%

CEO and CFO Comments on Operating Results
Mark E. Patten, senior vice president and chief financial officer, stated, “We are pleased with our operating results and the generation of substantive cash flows from the full benefit of the growth in our income property portfolio, the income from our investment in the commercial mortgage loan, the three land transactions we closed in December, and the amended subsurface lease.” Mr. Patten continued, “We are also pleased that we have continued to achieve meaningful improvements in the operating results of our golf operations and lower general and administrative expenses, which benefited significantly from lower legal expenses.”

John P. Albright, president and chief executive officer, stated, “We have made good progress growing our income property portfolio while at the same time harvesting non-core assets at reasonable values.” Mr. Albright also noted, “We are encouraged by the steady interest in our land holdings as evidenced by the three land transactions we completed in the fourth quarter of 2013.” Mr. Albright continued, “We are delighted to have delivered the Company’s best annual earnings since 2008 and hope to build on that success as we look forward to the further growth of our portfolio of income producing assets, as indicated by our 2014 full year guidance.”

About Consolidated-Tomoka Land Co.
Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income properties in diversified markets in the United States, as well as over 10,500 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

Forward-Looking Statements
Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The Company wishes to caution readers that the assumptions which form the basis for forward-looking statements with respect to or that may impact earnings for the year ended December 31, 2013, and thereafter include many factors that are beyond the Company’s ability to control or estimate precisely.  For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, please see the Company’s filings with the Securities and Exchange Commission, including, but not limited to the Company’s most recent Annual Report on Form 10-K.  Copies of each filing may be obtained from the Company or the SEC.

While the Company periodically reassesses material trends and uncertainties affecting its results of operations and financial condition, the Company does not intend to review or revise any particular forward-looking statement referenced herein in light of future events.

Disclosures in this press release regarding the Company’s quarter-end financial results are preliminary and are subject to change in connection with the Company’s preparation and filing of its Form 10-K for the year ended  December 31, 2013.  The financial information in this release reflects the Company’s preliminary results subject to completion of the yearend review process.  The final results for the year may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of financial statements.

CONSOLIDATED-TOMOKA LAND CO.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	December 31,	December 31,
	2013	2012
ASSETS
Property, Plant, and Equipment:
Land, Timber, and Subsurface Interests	$15,291,911	$15,194,901
Golf Buildings, Improvements, and Equipment	3,103,979	2,879,263
Income Properties, Land, Buildings, and Improvements	154,902,374	132,202,887
Other Furnishings and Equipment	955,597	906,441
Construction in Progress	987,303	-
Total Property, Plant, and Equipment	175,241,164	151,183,492
Less, Accumulated Depreciation and Amortization	(13,260,856)	(12,091,901)
Property, Plant, and Equipment - Net	161,980,308	139,091,591
Land and Development Costs	23,768,914	27,848,525
Intangible Assets - Net	6,359,438	4,527,426
Assets Held for Sale	-	3,433,500
Impact Fee and Mitigation Credits	6,081,433	6,313,419
Commercial Mortgage Loan, Held for Investment	18,845,053	-
Cash and Cash Equivalents	4,932,512	1,301,739
Restricted Cash	366,645	-
Investment Securities	729,814	-
Net Pension Asset	407,670	-
Refundable Income Taxes	-	239,720
Other Assets	2,711,893	1,940,980
Total Assets	$226,183,680	$184,696,900

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts Payable	$872,331	$440,541
Accrued Liabilities	4,726,809	6,121,392
Deferred Revenue	3,344,351	850,951
Accrued Stock-Based Compensation	247,671	265,311
Net Pension Obligation	-	1,317,683
Income Taxes Payable	1,044,061	-
Deferred Income Taxes - Net	32,552,068	32,357,505
Long-Term Debt	63,227,032	29,126,849
Total Liabilities	106,014,323	70,480,232

Shareholders' Equity:
Common Stock -25,000,000 shares authorized; $1 par value, 5,866,759 shares issued and 5,852,125 shares outstanding at December 31, 2013; 5,847,036 shares issued
and 5,832,402 shares outstanding at December 31, 2012	5,767,192	5,726,136
Treasury Stock -14,634 shares	(453,654)	(453,654)
Additional Paid-In Capital	8,509,976	6,939,023
Retained Earnings	106,581,305	103,242,643
Accumulated Other Comprehensive Loss	(235,462)	(1,237,480)
Total Shareholders' Equity	120,169,357	114,216,668
Total Liabilities and Shareholders' Equity	$226,183,680	$184,696,900

CONSOLIDATED-TOMOKA LAND CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Income Properties	$3,382,537	$2,247,704	$12,828,214	$8,463,082
Interest Income from Commercial Mortgage Loan	1,068,715	-	1,712,913	-
Real Estate Operations	3,934,788	681,473	5,945,510	3,098,840
Golf Operations	1,316,269	1,062,085	5,074,898	4,506,069
Agriculture and Other Income	127,281	18,350	276,309	164,979
Total Revenues	9,829,590	4,009,612	25,837,844	16,232,970
Direct Cost of Revenues
Income Properties	(295,052)	(157,192)	(1,333,974)	(676,096)
Real Estate Operations	(3,173,749)	(173,149)	(3,653,901)	(705,062)
Golf Operations	(1,332,737)	(1,182,672)	(5,487,075)	(5,393,633)
Agriculture and Other Income	(28,085)	(32,414)	(148,360)	(198,834)
Total Direct Cost of Revenues	(4,829,623)	(1,545,427)	(10,623,310)	(6,973,625)
General and Administrative Expenses	(1,211,731)	(1,554,201)	(5,433,562)	(6,624,584)
Impairment Charges	-	-	(616,278)	-
Depreciation and Amortization	(757,132)	(520,034)	(2,885,317)	(2,010,505)
Gain on Disposition of Assets	-	(2,406)	-	239,645
Total Operating Expenses	(6,798,486)	(3,622,068)	(19,558,467)	(15,369,069)
Operating Income	3,031,104	387,544	6,279,377	863,901
Interest Income	14	665	405	1,485
Interest Expense	(510,538)	(173,234)	(1,826,564)	(648,683)
Loss on Early Extinguishment of Debt	-	-	-	(245,726)
Income (Loss) from Continuing Operations Before
Income Tax	2,520,580	214,975	4,453,218	(29,023)
Income Tax (Expense) Benefit	(1,155,559)	(68,548)	(1,891,680)	28,722
Income (Loss) from Continuing Operations	1,365,021	146,427	2,561,538	(301)
Income (Loss) from Discontinued Operations (Net of Tax)	487,107	(84,606)	1,121,709	599,503
Net Income	$1,852,128	$61,821	$3,683,247	$599,202

Per Share Information:
Basic and Diluted
Income from Continuing Operations	$0.24	$0.02	$0.44	$-
Income from Discontinued Operations (Net of Tax)	0.08	(0.01)	0.20	0.10
Net Income	$0.32	$0.01	$0.64	$0.10

Dividends Declared and Paid	$0.03	$0.02	$0.06	$0.04

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